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                                                                   EXHIBIT 10.18

                              EMPLOYMENT AGREEMENT


          This Agreement is made as of September 29, 1999 by and between FAMOUS DAVE'S OF AMERICA, INC., a Minnesota corporation (the "Company"), and PAUL CAMPBELL (the "Executive").

                               W I T N E S S E T H

          WHEREAS, the Company desires to employ Executive in accordance with the terms and conditions stated in this Agreement; and

          WHEREAS, Executive desires to accept that employment pursuant to the terms and conditions of this Agreement;

          NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

I.       EMPLOYMENT

         1.1 Employment as Chief Financial Officer. The Company hereby employs Executive as Chief Financial Officer and Executive accepts such employment pursuant to the terms of this Agreement. Executive shall report to and take direction from the Chief Executive Officer of the Company. Executive will perform those duties which are usual and customary for a Chief Financial Officer of a restaurant enterprise. Executive shall be employed at the Company's corporate offices. He shall perform his duties in a manner reasonably expected of a Chief Financial Officer of a restaurant company.

         1.2 Term. Unless terminated by Executive or the Company pursuant to
Article III hereof, Executive's employment pursuant to this Employment Agreement shall be for a term of two (2) years, such term to commence on November 1, 1999.

II.      COMPENSATION, BENEFITS AND PERQUISITES

         2.1 Base Salary. During the term and effectiveness of this Agreement, the Company shall pay Executive an annualized base salary ("Base Salary") at the annual rate of One Hundred Sixty Five Thousand Dollars ($165,000). The Base Salary shall be payable in equal installments in the time and manner that other employees of the Company are compensated. The Company will review the Base Salary at least annually and may, in its sole discretion, increase it to reflect performance, appropriate industry guideline data or other factors.



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          2.2 Bonus. Executive will receive an annual bonus (the "Base Bonus")
in the amount of up to Thirty percent (30%) of base salary, with a guaranteed annual bonus for 1999 of $20,000, payable on or about January 1, 2000.

         2.3 Relocation Expenses. Executive will be entitled to reimbursement for the following relocation expenses: (a) reasonable moving and related expenses not to exceed $15,000;
                  (b) Temporary living expenses and costs associated with selling your home not to exceed $35,000; and (c) Two (2) round trip coach airline tickets per month between Minneapolis and Seattle until July 1, 2000.

         2.4 Vacation. Executive shall be entitled to three (3) weeks' paid vacation.


         2.5 Employee Benefits. Throughout the term of this Agreement, Executive shall be entitled to the usual and customary benefits and perquisites which the Company generally provides to its other senior executives under its applicable plans and policies (including, without limitation, healthcare coverage and retirement benefits). If the Company adopts a benefit plan, Executive shall be entitled to the benefits which the Company provides to its other executives under such plan. Executive shall pay any contributions which are generally required of executives to receive any such benefits. In addition, the Company will reimburse you for any COBRA insurance premiums for up to six months, if applicable.

III.     TERMINATION OF EXECUTIVE'S EMPLOYMENT

         3.1      Termination of Employment.

                  (a) Executive's employment under this Agreement may be terminated by Executive at any time for any reason. This Agreement shall terminate in its entirety immediately upon the death of Executive.

                  (b) Executive's employment under this Agreement may be terminated by the Company at any time for any reason; provided, however, that if (i) Executive's employment is terminated by the Company during the term of this Agreement for a reason or disability other than for "Cause" as defined in Section 3.2, or (ii) Executive resigns for "Good Reason" as defined in Section 3.2, Executive shall receive a severance payment (the "Severance Payment") in the amount of one year's Base Salary, and shall not receive any additional compensation or bonuses.

                  (c) If, during the term of this Agreement, Executive terminates his employment with the Company following a "Change of Control" of Company, Executive shall continue to receive his Base Salary and Bonus, if such change of control and termination occur during the first year of Executive's employment) for the remaining term of this Agreement; provided however, that if Executive obtains other employment during such remaining term, the Company shall receive a dollar-for-dollar credit against its severance obligation

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         hereunder with respect to compensation and benefits received by
         Executive in his new employment.

                  (d) Any termination shall be effective as of the date specified by the party initiating the termination in a written notice delivered to the other party, which date shall not be earlier than the date such notice is delivered to the other party. Except as expressly provided to the contrary in this section or applicable law, Executive's rights to pay and benefits shall cease on the date his employment under this Agreement terminates.

         3.2      Definitions.  For purposes of this Article III,

                  (a) "Cause" shall mean only the following: (i) commission of a felony; (ii) theft or embezzlement of Company property or commission of similar acts involving moral turpitude; or (iii) the failure by Executive to substantially perform his material duties under this Agreement (excluding nonperformance resulting from Executive's disability) which failure is not cured within 30 days after written notice from the Chairman of the Company specifying the act of nonperformance or within such longer period (but no longer than 90 days in any event) as is reasonably required to cure such nonperformance.

                  (b) "Good Reason" shall mean only the following: (i) Executive has been demoted; or (ii) Executive has incurred a substantial reduction in his authority or responsibility.

                  (c) "Change of Control" shall mean the occurrence of any of the following events:

                           (i) any person or group of persons becomes the
                  beneficial owner of thirty-five percent (35%) or more of any equity security of the Company entitled to vote for the election of directors;

                           (ii) a majority of the members of the board of
                  directors of the Company is replaced within the period of less than two (2) years by directors not nominated and approved by the board of directors; or

                           (iii) the stockholders of the Company approve an
                  agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation).

         3.3 Disability. If Executive has become disabled such that he cannot perform the essential functions of his job with or without reasonable accommodation, and the disability has continued for a period of more than 90 days, the Company may, in its discretion, terminate his employment under this Agreement. Upon any such termination for disability, Executive shall be entitled to such disability, medical, life insurance, and other benefits as may be provided generally for disabled employees of the Company during the period he remains disabled.

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         3.4 Notice. Executive must provide the Company with at least 30 days'
written notice if Executive desires to terminate his employment under this Agreement.

IV.      CONFIDENTIALITY

         4.1 Prohibitions Against Use. Both parties to this Agreement acknowledge and agree that during the term of this Agreement they may have access to various trade secrets and confidential business information ("Confidential Information") of each other. Each party agrees that it shall use such Confidential Information solely in connection with his obligations under this Agreement and shall maintain in strictest confidence and shall not disclose any such Confidential Information, directly or indirectly or use such information in any other way during the term of this Agreement or for a period of one (1) year after the termination of this Agreement. The parties further agree to take all reasonable steps necessary to preserve and protect the Confidential Information. The provisions of this Section shall be equally applicable to each parties' officers, directors, agents or employees. The provisions of this Section shall not apply to information which (i) was in possession of a party prior to receipt from the other party, or (ii) is or becomes generally available to the public other than as a result of a disclosure by a party, its directors, officers, employees, agents or advisors, or (iii) becomes available to a party from a third party having the right to make such disclosure.

         4.2 Remedies. Executive acknowledges that the Company's remedy at law for any breach or threatened breach by Executive of Section 4.1 will be inadequate. Therefore, the Company shall be entitled to injunctive and other equitable relief restraining Executive from violating those requirements, in addition to any other remedies that may be available to the Company under this Agreement or applicable law.

V.       NON-COMPETITION

         5.1 Agreement Not to Compete. Executive agrees that, on or before the date which is two (2) years after the date Executive's employment under this Agreement terminates, he will not, unless he receives the prior approval of the Company, directly or indirectly engage in any of the following actions:

                  (a) Own an interest in (except as provided below), manage, operate, join, control, lend money or render financial or other assistance to, or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any entity whose primary business is the retail sale of barbequed food. However, nothing in this subsection (a) shall preclude Executive from holding
         (i) less than one percent of the outstanding capital stock of any corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the securities of which are listed on any securities exchange, quoted on the National Association of Securities Dealers Automated Quotation System or traded in the over-the-counter market, or (ii) holding an interest in the restaurant concepts which Executive was involved with in the last three (3) years.

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                  (b) Intentionally solicit, endeavor to entice away from the
         Company, or otherwise interfere with the relationship of the Company, any person who is employed by or otherwise engaged to perform services for the Company (including, but not limited to, any independent sales representatives or organizations), whether for Executive's own account or for the account of any other individual, partnership, firm, corporation or other business organization.

If the scope of the restrictions in this section are determined by a court of competent jurisdiction to be too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be construed or rewritten (blue-lined) so as to be enforceable to the maximum extent permitted by law, and Executive hereby consents, to the extent he may lawfully do so, to the judicial modification of the scope of such restrictions in any proceeding brought to enforce them.

         5.2 Remedies. Executive acknowledges that the Company's remedy at law for any breach or threatened breach by Executive of Section 5.1 will be inadequate. Therefore, the Company shall be entitled to injunctive and other equitable relief restraining Executive from violating those requirements, in addition to any other remedies that may be available to the Company under this Agreement or applicable law.

VI.      STOCK OPTION AGREEMENT

         Contemporaneously herewith and in connection with this Agreement, the parties hereto have entered into a Stock Option Agreement, pursuant to which the Company granted to Executive the right and option (the "Option") to purchase up to Eighty-Five Thousand (85,000) shares of the Company's common stock, subject to the terms, conditions and exercise price set forth in the form of Stock Option Agreement attached hereto as Exhibit A.

VII.     MISCELLANEOUS

         7.1 Amendment. This Agreement may be amended only in writing, signed by both parties.

         7.2 Entire Agreement. This Agreement contains the entire understanding of the parties with regard to all matters contained herein. There are no other agreements, conditions or representations, oral or written, expressed or implied, with regard thereto. This Agreement supersedes any prior agreements relating to the employment of Executive by the Company.

         7.3 Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors, assigns, heirs and personal representatives and any entity with which the Company may merge or consolidate or to which the Company may sell substantially all of its assets.

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         7.4 Notices. Any notice required to be given under this Agreement shall be in writing and shall be delivered either in person or by certified or registered mail, return receipt requested. Any notice by mail shall be addressed as follows:

                           If to the Company, to:

                                    Famous Dave's of America, Inc.
                                    7657 Anagram Drive
                                    Eden Prairie, MN 55344
                                    Attention: Chief Executive Officer

                           If to Executive, to:

                                    Paul Campbell
                                    19101 NE 51st Street
                                    Redmond, WA   98053

or to such other addresses as either party may designate in writing to the other party from time to time.

         7.5 Waiver of Breach. Any waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

         7.6 Severability. If any one or more of the provisions (or portions thereof) of this Agreement shall for any reason be held by a final determination of a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions (or portions of the provisions) of this Agreement, and the invalid, illegal or unenforceable provisions shall be deemed replaced by a provision that is valid, legal and enforceable and that comes closest to expressing the intention of the parties hereto.

         7.7 Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Minnesota, without giving effect to conflict of law principles.

         7.8 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and a judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The arbitration award shall be subject to review only in the manner provided in the Uniform Arbitration Act as adopted in Chapter 572, Minnesota Statutes, as the Act is amended at the time of submission of the issue to arbitration. The arbitrator(s) shall have the authority to award the prevailing party its costs and reasonable attorney's fees which shall be paid by the non-prevailing party. In the event the parties hereto agree

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that it is necessary to litigate any dispute hereunder in a court, the non-prevailing party shall pay the prevailing party its costs and reasonable attorney's fees.

          IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

                                         FAMOUS DAVE'S OF AMERICA, INC.


                                         By: /s/ Martin J. O'Dowd
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                                         Its:  President
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                                          /s/ Paul Campbell
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                                         PAUL CAMPBELL